UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 7, 2017 (December 6, 2017)

AG Mortgage Investment Trust, Inc.

Maryland	001-35151	27-5254382
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

245 Park Avenue, 26th floor

New York, New York 10167

(212) 692-2000

(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 6, 2017, Jonathan Lieberman notified the Board of Directors of AG Mortgage Investment Trust, Inc. (the “Company”) that he was resigning from his position as a member of the Board of Directors of the Company (the “Board”) and as the Company’s President, as of December 6, 2017. Mr. Lieberman also advised the Company that he resigned from Angelo, Gordon & Co., L.P. (“Angelo, Gordon”), the parent of AG REIT Management, LLC (the “Manager”), the Company’s external manager, as of December 6, 2017. Angelo, Gordon has advised the Company that Thomas (TJ) Durkin, the Company’s Chief Investment Officer, has been appointed to serve as co-head of Angelo, Gordon’s Structured Credit Platform. Mr. Durkin, a Managing Director and partner of Angelo, Gordon, joined Angelo, Gordon in 2008 and has helped manage its Residential and Consumer Debt business since its inception. Mr. Lieberman’s resignation as a director of the Company is not as a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

The Board appointed David Roberts, the Company’s Chief Executive Officer and Chairman of the Board, to the additional position of President effective December 6, 2017. Mr. Roberts, 55, joined Angelo, Gordon in 1993 and is Head of Strategy. He is a Managing Director and a member of Angelo, Gordon’s executive committee. At Angelo, Gordon, Mr. Roberts has been responsible for helping start and grow a number of the firm’s businesses, including opportunistic real estate, private equity, net lease real estate, residential mortgage-backed securities and energy lending. Within private equity, Mr. Roberts has focused in particular on investments in the specialty finance area, including Angelo, Gordon’s investment in PRA Group, Inc. (formerly Portfolio Recovery Associates, Inc.), whose primary business is the purchase, collection and management of portfolios of nonperforming loans, where he serves as lead director of the board. Prior to Angelo, Gordon, Mr. Roberts was a Principal at Gordon Investment Corporation, a Canadian merchant bank, from 1989 to 1993, where he participated in a wide variety of principal transactions. He also worked in the Corporate Finance Department at L.F. Rothschild where he specialized in mergers and acquisitions. Mr. Roberts has a B.S. degree from The Wharton School of the University of Pennsylvania.

He serves as our Chairman, Chief Executive Officer, and President and has served as a director of the Company since its initial public offering in 2011. There are no other arrangements or understandings between Mr. Roberts and any other person pursuant to which he was appointed. There are also no family relationships between Mr. Roberts and any director or executive officer of the Company, and Mr. Roberts has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K (e.g., related party transactions), other than as a minority owner of an affiliate of the Manager.

As the Company is externally managed by the Manager, the Company does not directly compensate its executive officers through a base salary, bonus or other forms of cash compensation, and Mr. Roberts will receive no additional compensation for serving as President of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AG MORTGAGE INVESTMENT TRUST, INC.

Date: December 7, 2017	By:	/s/ Raul E. Moreno
		Name:	Raul E. Moreno
		Title:	General Counsel and Secretary